Exhibit 99.1

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NYSE Euronext Announces Fourth Quarter and Full-Year 2011 Financial Results

- Fourth Quarter GAAP Diluted EPS of $0.43 Compared to $0.51 in Prior Year -

- Non-GAAP Diluted EPS Up 9% to $0.50 Excl. Merger Expenses, Exit Costs, Tax Settlement and Discrete Tax Items -

- Mutual Termination of Combination Agreement Following European Commission Prohibition -

- Resumption of Stock Repurchase Program, $550 Million Remaining in Authorization -

- Global Leader for IPOs in 2011 -

Financial and Operating Highlights1, 2

•	Diluted EPS of $0.50, up 9% vs. 4Q10

•	Net revenue of $628 million, up 2% vs. 4Q10, including $2 million negative FX impact

•	Fixed operating expenses of $416 million, down 4% constant dollar/portfolio basis

•	Operating income of $212 million, up 13% vs. 4Q10, including $1 million negative FX impact

•	Operating margin of 34% vs. 31% in 4Q10

•	Executed $100 million stock repurchase plan in 4Q11; 3.7 million shares at avg. price of $26.96

•	Debt-to-EBITDA ratio at 1.6 times, down from 2.2 times at end of 2010

•	Board declares first quarter 2012 cash dividend of $0.30 per share

[1]	All comparisons versus 4Q10 unless otherwise stated. Excludes merger expenses, exit costs, the BlueNext tax settlement and discrete tax items.
[2]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.

NEW YORK – February 10, 2012 – NYSE Euronext (NYX) today reported net income of $110 million, or $0.43 per diluted share, for the fourth quarter of 2011, compared to net income of $135 million, or $0.51 per diluted share, for the fourth quarter of 2010. Results for the fourth quarter of 2011 and 2010 include $46 million and $18 million, respectively, of pre-tax merger expenses and exit costs. Fourth quarter 2011 results also include a net pre-tax charge of $25 million related to the settlement of a tax matter with French authorities related to BlueNext, a joint venture with Caisse des Depots. The $46 million in merger expenses and exit costs in the fourth quarter of 2011 included $38 million related to the proposed merger with Deutsche Boerse AG. Excluding merger expenses, exit costs, the BlueNext tax settlement and discrete tax items, net income in the fourth quarter of 2011 was $130 million, or $0.50 per diluted share, compared to $120 million, or $0.46 per diluted share, in the fourth quarter of 2010. For the full-year 2011, on the same basis, net income was $653 million, or $2.48 per diluted share compared to net income of $548 million, or $2.09 per diluted share for full-year 2010.

“Last week, the European Commission formally issued a prohibition against our merger with Deutsche Boerse and we have mutually agreed to terminate our business combination agreement,” said Duncan L. Niederauer, CEO, NYSE Euronext. “We are extremely disappointed with the decision, and as I have stated, we believe that it stems from a fundamentally different view of the competitive dynamics in the global markets.

“I would like to thank our shareholders and employees for their patience and support over the past year. We have only become stronger as a company during this time, as evidenced by the double-digit growth in earnings we recorded in 2011 and our strengthened balance sheet. The Board of Directors fully supports the management team and our strategy, and in recognition of the strong underlying fundamentals of our business model, we are resuming our previously announced stock repurchase program.”

The table below summarizes the financial results1 for the fourth quarter and full-year 2011:

				% Δ 4Q11	Full-Year		% Δ FY11
($ in millions, except EPS)	4Q11	3Q11	4Q10	vs. 4Q10	2011	2010	vs. FY10
Total Revenues[2]	$1,054	$1,258	$1,045	1%	$4,552	$4,425	3%

Total Revenues, Less Transaction-Based Expenses[3]	628	704	613	2%	2,672	2,511	6%
Other Operating Expenses[4]	416	416	425	(2%)	1,666	1,678	(1%)

Operating Income[4]	$212	$288	$188	13%	$1,006	$833	21%
Net Income[4]	$130	$186	$120	8%	$653	$548	19%
Diluted Earnings Per Share[4]	$0.50	$0.71	$0.46	9%	$2.48	$2.09	19%
Operating Margin	34%	41%	31%	3 ppts	38%	33%	5 ppts
Adjusted EBITDA Margin	45%	51%	44%	1 ppts	48%	44%	4 ppts

[1]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.
[2]	Includes activity assessment fees.
[3]	Transaction-based expenses include Section 31 fees, liquidity payments and routing & clearing fees.
[4]	Excludes merger expenses, exit costs, the BlueNext tax settlement, disposal activities and discrete tax items.

“Despite challenging market conditions, our fourth quarter results were solid with an increasing contribution from non-trading revenue sources and continued cost discipline driving a 13% increase in operating income,” Michael S. Geltzeiler, Group Executive Vice President and CFO, NYSE Euronext, commented. “For the full-year, we recorded double-digit growth in operating income and earnings through a combination of business diversification and cost containment, with expenses down $70 million, or 4% on a constant dollar, constant portfolio basis, exceeding our guidance for the year.

“The progress that we have made over the past year has well-positioned us for 2012 and beyond. While the near-term outlook for trading volumes and currencies remains clouded, we are continuing to focus on those areas of our business model that we control to create value for shareholders. We are targeting a two-year plan that, with only modest improvement in the operating environment, will drive higher levels of earnings per share growth through a combination of targeted revenue growth initiatives, accelerated cost efficiency efforts and disciplined deployment of capital. We will provide the investment community with details on our two-year plan at our investor day in April.”

FOURTH QUARTER & FULL-YEAR 2011 CONSOLIDATED RESULTS

Total revenues, less transaction-based expenses, which include Section 31 fees, liquidity payments and routing and clearing fees (net revenue), were $628 million in the fourth quarter of 2011, up $15 million, or 2% compared to the fourth quarter of 2010 and included a $2 million negative impact from foreign currency fluctuations. The $15 million increase in net revenue compared to the fourth quarter of 2010 was primarily driven by higher technology services revenue which increased $13 million, or 16% year-over-year. For the full-year 2011, net revenue was $2,672 million, an increase of $161 million, or 6% compared to $2,511 million for full-year 2010 and included a $56 million positive impact from foreign currency fluctuations. The increase in net revenue compared to full-year 2010 was driven primarily by higher technology services revenue, strong trading volumes in European cash and U.S. derivatives and a 22% increase in the average net revenue capture for U.S. cash equities.

Other operating expenses, excluding merger expenses, exit costs and the BlueNext tax settlement, were $416 million in the fourth quarter of 2011, down $9 million, or 2% compared to the fourth quarter of 2010. Excluding the impact of acquisitions, new initiatives and a $1 million positive impact attributable to foreign currency fluctuations, other operating expenses were down $16 million, or 4%, compared to the fourth quarter of 2010. For the full-year 2011, other operating expenses were $1,666 million compared to $1,678 million in 2010. Excluding the impact of acquisitions, new initiatives and a $27 million negative impact attributable to foreign currency fluctuations, other operating expenses were down $70 million, or 4% compared to full-year 2010.

Operating income, excluding merger expenses, exit costs and the BlueNext tax settlement, was $212 million, up $24 million, or 13% compared to the fourth quarter of 2010 and included a $1 million negative impact attributable to foreign currency fluctuations. For the full-year 2011, operating income on the same basis was $1,006 million, an increase of $173 million, or 21% compared to $833 million for full-year 2010 and included a $29 million positive impact attributable to foreign currency fluctuations.

Adjusted EBITDA, excluding merger expenses, exit costs and the BlueNext tax settlement was $280 million, up $12 million, or 4% compared to the fourth quarter of 2010. Adjusted EBITDA margin was 45% in the fourth quarter of 2011, compared to 44% in the fourth quarter of 2010. For the full-year 2011, adjusted EBITDA on the same basis was $1,286 million, compared to $1,114 million for full-year 2010 representing an increase of $172 million, or 15%. Adjusted EBITDA margin for the full-year 2011 was 48% compared to 44% in 2010.

Non-operating income for the fourth quarter of 2011 and 2010 includes the impact of New York Portfolio Clearing (loss from associates) and NYSE Liffe U.S. (net loss attributable to non-controlling interest). The profit attributable to the non-controlling interest related to NYSE Amex Options was $9 million in the fourth quarter of 2011, based on our partners’ 47.5% stake in the business, compared to $11 million in the third quarter of 2011.

The effective tax rate for the fourth quarter and full-year 2011, excluding merger expenses, exit costs, the BlueNext tax settlement and discrete tax items, was approximately 25.75% compared to approximately 26.50% for the fourth quarter and full-year 2010.

The weighted average diluted shares outstanding in the fourth quarter of 2011 was 262 million shares, in-line with fourth quarter of 2010. During the fourth quarter of 2011, a total of 3.7 million shares were repurchased at an average price of $26.96 per share.

At December 31, 2011, total debt of $2.1 billion was $0.3 billion below December 31, 2010 levels. Cash, cash equivalents and short term financial investments (including $116 million related to Section 31 fees collected from market participants and due to the SEC) were $0.4 billion and net debt was $1.7 billion at the end of the fourth quarter of 2011. The ratio of debt-to-EBITDA in the fourth quarter of 2011 was 1.6 times, the lowest level since the establishment of NYSE Euronext in April 2007.

Total capital expenditures in the fourth quarter of 2011 were $54 million, compared to $61 million in the fourth quarter of 2010. For the full-year 2011, capital expenditures were $170 million compared to $305 million in 2010, a decrease of 44%.

Headcount as of December 31, 2011 was 3,077, up slightly from 3,074 at September 30, 2011 and up 4% from December 31, 2010 levels. Excluding increases from acquisitions, headcount was flat year-over-year.

The Board of Directors declared a cash dividend of $0.30 per share for the first quarter of 2012. The first quarter 2012 dividend is payable on March 30, 2012 to shareholders of record as of the close of business on March 15, 2012. The anticipated ex-date will be March 13, 2012.

FOURTH QUARTER & FULL-YEAR 2011 SEGMENT RESULTS

Below is a summary of business segment results:

	Derivatives			Cash Trading & Listings			Info. Svcs. & Tech. Solutions
($ in millions)	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Net Revenue[1]	Operating Income[2,3]	Adjusted EBITDA[2,3]	Revenue	Operating Income[2]	Adjusted EBITDA[2]
4Q11	$186	$86	$96	$315	$125	$168	$127	$31	$46
3Q11	$226	$129	$140	$353	$155	$202	$125	$31	$45
4Q10	$188	$91	$108	$310	$99	$153	$114	$28	$37
FY 2011	$861	$473	$523	$1,323	$533	$715	$490	$126	$174
FY 2010	$826	$454	$514	$1,241	$432	$618	$444	$89	$124

[1]	Net revenue defined as total revenues less transaction-based expenses including Section 31 fees, liquidity payments and routing & clearing fees.
[2]	Excludes merger expenses and exit costs.
[3]	Excludes the BlueNext tax settlement.

DERIVATIVES

Derivatives net revenue of $186 million in the fourth quarter of 2011 decreased $2 million, or 1% compared to the fourth quarter of 2010 and included a $1 million negative impact from foreign currency fluctuations. The $2 million decrease in derivatives net revenue compared to the fourth quarter of 2010, was driven by slightly lower European derivatives trading volumes, partially offset by higher average net revenue per contract. For the full-year 2011, Derivatives net revenue of $861 million increased $35 million, or 4%, and included a $25 million positive impact from foreign currency fluctuations. The increase in net revenue compared to full-year 2010 was driven by a 20% increase in U.S. equity options average daily trading volume (“ADV”).

•

Global derivatives ADV in the fourth quarter of 2011 of 8.0 million contracts increased 7% compared to the fourth quarter of 2010, but decreased 14% compared to third quarter of 2011 levels, which benefited from unseasonably strong trading volumes due to heightened market volatility in the U.S. and Europe. For the full-year 2011, global derivatives ADV was 9.0 million contracts compared to 8.4 million contracts in 2010, an increase of 6%.

•

NYSE Euronext European derivatives products ADV of 3.6 million contracts in the fourth quarter of 2011 decreased 3% compared to the fourth quarter of 2010 and decreased 17% from third quarter of 2011 levels. Excluding Bclear, European derivatives products ADV in the fourth quarter of 2011 decreased 4% compared to the fourth quarter of 2010. For the full-year 2011, European derivatives ADV was 4.5 million contracts compared to 4.7 million contracts in 2010, a decrease of 6%.

•

The diversification and breadth of NYSE Euronext’s European derivatives business dampened the impact of a challenging economic environment in Europe. Short Sterling futures, despite a seasonally slow fourth quarter, were up 3% compared to 2010 and Long Gilt Futures continued to outperform other major global interest rate products, increasing 21% compared to 2010. Additionally, commodity products continued to perform in 2011 with ADV increasing 24% compared to 2010.

•

U.S. equity options ADV in the fourth quarter of 2011 increased 15% to 4.3 million contracts compared to the fourth quarter of 2010, but decreased 12% from the third quarter of 2011 which included a monthly trading record in August of 5.8 million contracts traded. NYSE Euronext’s U.S. equity options exchanges accounted for 28% of total consolidated U.S. equity options trading in the fourth quarter of 2011, up from 25% in the fourth quarter of 2010 and up from 26% in the third quarter of 2011. The fourth quarter of 2011 was the highest level of quarterly market share achieved for NYSE Euronext’s U.S. equity options exchanges. For the full-year 2011, U.S. equity options ADV was 4.4 million contracts compared to 3.7 million contracts in 2010, an increase of 20%.

•	NYSE Liffe U.S. ADV in the fourth quarter of 2011 was 91,200 contracts compared to 14,900 contracts in the fourth quarter of 2010 and 117,800 contracts in the third quarter of 2011.

•

Less than a year after introducing its suite of interest rate futures contracts, NYSE Liffe U.S. has built a competitive exchange platform offering a unique combination of industry-leading technology, capital and operational efficiencies and ground-breaking innovation. Total exchange open interest at the end of the fourth quarter 2011 was approximately 1,000,000 lots. Total Eurodollar and U.S. Treasury futures open interest stood at 875,000 lots at the end of the fourth quarter, representing 88% of NYSE Liffe U.S. total open interest. Mini MSCI futures and precious metals futures also contributed 110,000 and 10,000 lots, respectively. NYSE Liffe U.S. currently represents approximately 11% of the total open interest in Eurodollar futures traded at our closest competitor.

CASH TRADING AND LISTINGS

Cash Trading and Listings net revenue of $315 million in the fourth quarter of 2011 increased $5 million, or 2% compared to the fourth quarter of 2010 and included a $1 million negative impact from foreign currency fluctuations. The $5 million increase in net revenue compared to the fourth quarter of 2010, was driven by higher listings fees and other revenue. For the full-year 2011, Cash Trading and Listings net revenue of $1,323 million increased $82 million, or 7%, and included a $21 million positive impact from foreign currency fluctuations. The increase in net revenue compared to full-year 2010 was driven primarily by higher listings revenue, an increase in European cash trading volumes and higher average net revenue capture for U.S. cash equities.

•

European cash ADV of 1.6 million transactions in the fourth quarter of 2011 increased 13% from 1.4 million transactions in the fourth quarter of 2010, but decreased 17% from ADV of 1.9 million transactions in the third quarter of 2011. European cash market share (value traded) in NYSE Euronext’s four core markets was 65% in the fourth quarter of 2011, down from 73% in the fourth quarter of 2010 and down from 66% in the third quarter of 2011. For the full-year 2011, European cash ADV was 1.7 million transactions compared to 1.5 million transactions in 2010, an increase of 17%.

•

In the U.S., cash trading ADV in the fourth quarter of 2011 decreased 5% to 2.1 billion shares traded from 2.2 billion in the fourth quarter of 2010 and decreased 18% from the third quarter of 2011. Tape A matched market share was 34% in the fourth quarter of 2011, down from 35% in the fourth quarter of 2010 and down from 36% in the third quarter of 2011. For the full-year 2011, U.S. cash ADV was 2.3 billion shares traded compared to 2.6 billion shares traded in 2010, a decrease of 12%.

•

For the full-year 2011, NYSE continued to see increasing listing transfers. A total of 16 transfers with total market capitalization of $30.4 billion transferred to NYSE in 2011 and a total of 8 companies transferred from NYSE. Companies that transferred to NYSE in 2011 included IMAX Corp., Level 3 Communications Inc., Prosperity Bancshares Inc. and XO Group Inc. among others.

•

Since 2010, a total of 30 companies have transferred to NYSE compared to 11 transfers from NYSE during the same time frame. Since 2000, a total of 198 companies for total market capitalization of $458.3 billion have transferred to NYSE and only 33 companies have transferred from NYSE.

•

NYSE Euronext led the global market for listing initial public offerings (IPOs) both in the fourth quarter of 2011 and for the full-year 2011 with $33.5 billion in total global proceeds raised from 104 IPOs on its European and U.S. markets, more than any exchange group in the world. In the U.S., NYSE led the U.S. IPO market for the fifth consecutive year, with 89 IPOs raising $33.3 billion.

•

NYSE has steadily captured share in technology-based IPOs. NYSE listed 19 new tech IPOs in 2011, representing 44% of all technology IPOs, including LinkedIn, Active Network, Fusion-io and Pandora. Additionally, NYSE Euronext continued to attract IPO listings from the private equity community. In 2011, 76% of all private equity backed IPOs listed on NYSE Euronext U.S. markets.

INFORMATION SERVICES AND TECHNOLOGY SOLUTIONS

Information Services and Technology Solutions revenue was $127 million in the fourth quarter of 2011, an increase of $13 million, or 11% compared to the fourth quarter of 2010. The $13 million increase in revenue compared to the fourth quarter of 2010, was driven by higher connectivity software sales. For the full-year 2011, Information Services and Technology Solutions revenue of $490 million increased $46 million, or 10%, and included a $9 million positive impact from foreign currency fluctuations. The increase in revenue compared to full-year 2010 was driven by strong increases in global connectivity fees related to the new data centers in Mahwah and Basildon.

•

The Information Services and Technology Solutions segment achieved its highest level of quarterly revenue generation in the fourth quarter of 2011. For the full-year 2011, the Information Services and Technology Solutions segment achieved an operating margin of 26%.

•

NYSE Technologies announced the opening of its latest liquidity center installation located in Tokyo, Japan. The Tokyo liquidity center offers customers the ability to access markets with unparalleled speed and reliability with minimal infrastructure costs and a dramatically decreased time to market.

•

The Tokyo Stock Exchange successfully launched the New Tdex+ System, a trading platform for derivative products. The New Tdex+ System is an advanced electronic trading system based on the technology platform developed by NYSE Technologies and used by NYSE Liffe in London, one of the largest derivatives exchanges in Europe and NYSE Liffe U.S. in New York. The two companies also signed an agreement creating a connection between TSE’s arrownetTM and NYSE Euronext’s Secure Financial Transaction Infrastructure (SFTI®).

•

Level 1 and Level 2 OTC Markets Group data is now available through NYSE Technologies global market data platform, SuperFeedTM. SuperFeed is a fully hosted consolidated market data service managed by NYSE Technologies that offers direct connectivity to a range of key global trading venues, now including the over-the-counter securities trading on OTC Markets Group’s platforms.

•

NYSE Technologies has strategically chosen to extend its global trading network, SFTI®, to the Equinix London LD4 International Business Exchange™ (IBX®) data center campus in Slough. NYSE Technologies’ presence in LD4 lays the foundation for financial services customers within the data center to access the full suite of low-latency trading solutions available in other NYSE Technologies global liquidity centers around the world.

# # #

The accompanying tables include information integral to assessing the Company’s financial performance.

Share repurchases may be executed at the discretion of management in open market or privately negotiated transactions or otherwise, subject to applicable United States and European laws, regulations and approvals, strategic considerations, market conditions and other factors.

Analyst/Investor/Media Call: February 10, 2012 at 8:00 a.m. (NY/ET)/2:00 p.m. (Paris/CET) A presentation and live audio webcast of the fourth quarter and full-year 2011 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://ir.nyse.com/. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://ir.nyse.com/ or by dial-in beginning approximately two hours following the conclusion of the live call.

Live Dial-in Information:

United States: 800.884.5695

International: 617.786.2960

Passcode: 91182028

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 3034768

Non-GAAP Financial Measures

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs, the BlueNext tax settlement, disposal activities and discrete tax items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets – the New York Stock Exchange, NYSE Euronext, NYSE Amex, NYSE Alternext and NYSE Arca – represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the Fortune 500. For more information, please visit: http://www.nyx.com.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2010 (“document de référence”) filed with the French Autorité des Marchés Financiers (Filed on April 19, 2011 under No. D.11-0333), 2010 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

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CONTACT: Investor Relations

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NYSE Euronext

Condensed consolidated statements of income (unaudited)

(in millions, except per share data)

	Three months ended			Year ended December 31,
	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010	2011	2010
Revenues
Transaction and clearing fees	$701	$904	$713	$3,162	$3,128
Market data	90	93	95	371	373
Listing	112	113	107	446	422
Technology services	95	92	82	358	318
Other revenues	56	56	48	215	184

Total revenues	1,054	1,258	1,045	4,552	4,425
Transaction-based expenses:
Section 31 fees	84	109	76	371	315
Liquidity payments, routing and clearing	342	445	356	1,509	1,599

Total revenues, less transaction-based expenses	628	704	613	2,672	2,511

Other operating expenses
Compensation	159	160	134	638	613
Depreciation and amortization	68	72	80	280	281
Systems and communications	45	46	55	188	206
Professional services	80	77	82	299	282
Selling, general and administrative	106	61	74	303	296
Merger expenses and exit costs	46	29	18	114	88

Total other operating expenses	504	445	443	1,822	1,766

Operating income	124	259	170	850	745
Net interest and investment income (loss)	(28)	(29)	(30)	(116)	(108)
Loss from associates	(4)	(2)	(2)	(9)	(6)
Other (loss) income	—	(1)	2	—	55

Income before income taxes	92	227	140	725	686
Income tax benefit (provision)	4	(21)	(9)	(122)	(128)

Net income	96	206	131	603	558
Net loss (income) attributable to noncontrolling interest	14	(6)	4	16	19

Net income attributable to NYSE Euronext	$110	$200	$135	$619	$577

Basic earnings per share attributable to NYSE Euronext	$0.43	$0.76	$0.52	$2.37	$2.21
Diluted earnings per share attributable to NYSE Euronext	$0.43	$0.76	$0.51	$2.36	$2.20
Basic weighted average shares outstanding	260	262	261	261	261
Diluted weighted average shares outstanding	262	263	262	263	262

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended			Year ended December 31,
Non-GAAP Reconciliation	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010	2011	2010
Income before income taxes - GAAP	$92	$227	$140	$725	$686
Excluding:
BlueNext tax settlement	42	—	—	42	—
Merger expenses and exit costs	46	29	18	114	88
Net gain on disposal activities	—	—	—	—	(54)

Income before income taxes - as adjusted	180	256	158	881	720
Income tax provision	(47)	(64)	(42)	(227)	(191)

Net income - as adjusted	133	192	116	654	529
Net loss (income) attributable to noncontrolling interest	14	(6)	4	16	19
Excluding:
Noncontrolling interest impact on BlueNext tax settlement	(17)	—	—	(17)	—

Net income attributable to NYSE Euronext - as adjusted	$130	$186	$120	$653	$548

Diluted earnings per share attributable to NYSE Euronext - as adjusted	$0.50	$0.71	$0.46	$2.48	$2.09

NYSE Euronext

Segment Results (unaudited)

(in millions)

		Three months ended					Three months ended
		December 31, 2011					December 31, 2010
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$221	$480	$—	$—	$701	$222	$491	$—	$—	$713
Market data		13	46	31	—	90	12	51	32	—	95
Listing		—	112	—	—	112	—	107	—	—	107
Technology services		—	—	96	(1)	95	—	—	82	—	82
Other revenues		10	45	—	1	56	8	39	—	1	48

Total revenues		244	683	127	—	1,054	242	688	114	1	1,045
Transaction-based expenses:
Section 31 fees		—	84	—	—	84	—	76	—	—	76
Liquidity payments, routing and clearing		58	284	—	—	342	54	302	—	—	356

Total revenues, less transaction-based expenses		186	315	127	—	628	188	310	114	1	613
Depreciation and amortization	[a]	10	43	15	—	68	17	54	9	—	80
BlueNext tax settlement	[b]	—	42	—	—	42	—	—	—	—	—
Merger expenses and exit costs (M&E)	[c]	—	8	—	38	46	2	15	2	(1)	18
Other operating expenses		90	147	81	30	348	80	157	77	31	345

Operating income - GAAP	[d]	$86	$75	$31	$(68)	$124	$89	$84	$26	$(29)	$170

Operating income excluding M&E and BlueNext tax settlement	[d] + [b] + [c]	$86	$125	$31	$(30)	$212	$91	$99	$28	$(30)	$188

Adjusted EBITDA	[d] + [a] + [b] + [c]	$96	$168	$46	$(30)	$280	$108	$153	$37	$(30)	$268

Operating margin excluding M&E & BlueNext tax settlement		46%	40%	24%	N/M	34%	48%	32%	25%	N/M	31%
Adjusted EBITDA margin		52%	53%	36%	N/M	45%	57%	49%	32%	N/M	44%

		Year ended					Year ended
		December 31, 2011					December 31, 2010
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$1,046	$2,116	$—	$—	$3,162	$1,005	$2,123	$—	$—	$3,128
Market data		48	193	130	—	371	47	200	126	—	373
Listing		—	446	—	—	446	—	422	—	—	422
Technology services		—	—	360	(2)	358	—	—	318	—	318
Other revenues		41	174	—	—	215	36	148	—	—	184

Total revenues		1,135	2,929	490	(2)	4,552	1,088	2,893	444	—	4,425
Transaction-based expenses:
Section 31 fees		—	371	—	—	371	—	315	—	—	315
Liquidity payments, routing and clearing		274	1,235	—	—	1,509	262	1,337	—	—	1,599

Total revenues, less transaction-based expenses		861	1,323	490	(2)	2,672	826	1,241	444	—	2,511
Depreciation and amortization	[a]	50	182	48	—	280	60	186	35	—	281
BlueNext tax settlement	[b]	—	42	—	—	42	—	—	—	—	—
Merger expenses and exit costs (M&E)	[c]	3	19	4	88	114	15	56	17	—	88
Other operating expenses		338	608	316	124	1,386	312	623	320	142	1,397

Operating income - GAAP	[d]	$470	$472	$122	$(214)	$850	$439	$376	$72	$(142)	$745

Operating income excluding M&E and BlueNext tax settlement	[d] + [b] + [c]	$473	$533	$126	$(126)	$1,006	$454	$432	$89	$(142)	$833

Adjusted EBITDA	[d] + [a] + [b] + [c]	$523	$715	$174	$(126)	$1,286	$514	$618	$124	$(142)	$1,114

Operating margin excluding M&E & BlueNext tax settlement		55%	40%	26%	N/M	38%	55%	35%	20%	N/M	33%
Adjusted EBITDA margin		61%	54%	36%	N/M	48%	62%	50%	28%	N/M	44%

N/M = Not meaningful

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Fixed operating expenses (unaudited)

(in millions)

Fixed operating expenses for the three months ended December 31, 2011 - GAAP	$504
Less:
Merger expenses and exit costs	$(46)
BlueNext tax settlement	(42)

	$416
Excluding the impact of:
Currency translation	1
Acquisitions and new business initiatives	(8)	*

Fixed operating expenses for the three months ended December 31, 2011 - as adjusted	$409		[a]

Fixed operating expenses for the three months ended December 31, 2010 - GAAP	$443
Less:
Merger expenses and exit costs	(18)

	$425		[b]

Variance ($)	$(16)		[a] -[b] = [c]

Variance (%)	-4%		[c] / [b]
Fixed operating expenses for the year ended December 31, 2011 - GAAP	$1,822
Less:
Merger expenses and exit costs	$(114)
BlueNext tax settlement	(42)

	$1,666
Excluding the impact of:
Currency translation	(27)
Acquisitions and new business initiatives	(31)	*

Fixed operating expenses for the year ended December 31, 2011 - as adjusted	$1,608		[a]

Fixed operating expenses for the year ended December 31, 2010 - GAAP	$1,766
Less:
Merger expenses and exit costs	(88)

	$1,678		[b]

Variance ($)	$(70)		[a] -[b] = [c]

Variance (%)	-4%		[c] / [b]

*	Includes the contribution of APX, Corporate Board Member, Metabit and other new business initiatives.

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	December 31,
	2011	2010
Assets
Current assets:
Cash, cash equivalents and short term financial investments	$432	$379
Accounts receivable, net	462	526
Deferred income taxes	108	120
Other current assets	152	149

Total current assets	1,154	1,174
Property and equipment, net	963	1,021
Goodwill	4,027	4,050
Other intangible assets, net	5,697	5,837
Deferred income taxes	594	633
Other assets	637	663

Total assets	$13,072	$13,378

Liabilities and equity
Accounts payable and accrued expenses	$957	$910
Deferred revenue	130	176
Short term debt	39	366
Deferred income taxes	23	2

Total current liabilities	1,149	1,454
Long term debt	2,036	2,074
Deferred income taxes	1,900	2,007
Accrued employee benefits	620	499
Deferred revenue	371	366
Other liabilities	63	134

Total liabilities	6,139	6,534

Redeemable noncontrolling interest	295	—

Equity	6,638	6,844

Total liabilities and equity	$13,072	$13,378

NYSE Euronext

Selected Statistical Data:

Volume Summary

	Average Daily Volume					Total Volume					Average Daily Volume			Total Volume
(Unaudited)	4Q11	3Q11	% Δ 4Q11 vs. 3Q11	4Q10	% Δ 4Q11 vs. 4Q10	4Q11	3Q11	% Δ 4Q11 vs. 3Q11	4Q10	% Δ 4Q11 vs. 4Q10	YTD 2011	YTD 2010	% Δ	YTD 2011	YTD 2010	% Δ
Number of Trading Days - European Markets	64	66		66		64	66		66		257	258		257	258
Number of Trading Days - U.S. Markets	63	64		64		63	64		64		252	252		252	252
European Derivatives Products (contracts in thousands)	3,616	4,349	-16.9%	3,737	-3.3%	231,383	287,064	-19.4%	246,659	-6.2%	4,469	4,740	-5.7%	1,148,498	1,222,557	-6.1%
of which Bclear	868	826	5.0%	861	0.8%	55,525	54,508	1.9%	56,831	-2.3%	1,141	1,321	-13.6%	293,243	340,840	-14.0%
Avg. Net Rate Per Contract (ex. Bclear)	$0.698	$0.679	2.8%	$0.674	3.6%	$0.698	$0.679	2.8%	$0.674	3.6%	$0.701	$0.661	6.1%	$0.701	$0.661	6.1%
Avg. Net Rate Per Contract (ex. Bclear) - Currency Neutral	$0.698	$0.664	5.1%	$0.671	4.0%	$0.698	$0.664	5.1%	$0.671	4.0%
Total Interest Rate Products[1]	1,802	2,347	-23.2%	1,817	-0.9%	115,305	154,927	-25.6%	119,949	-3.9%	2,250	2,278	-1.2%	578,255	587,652	-1.6%
Short Term Interest Rate Products	1,668	2,198	-24.1%	1,696	-1.7%	106,737	145,086	-26.4%	111,949	-4.7%	2,111	2,160	-2.3%	542,541	557,330	-2.7%
Medium and Long Term Interest Rate Products	134	149	-10.2%	121	10.5%	8,568	9,841	-12.9%	8,000	7.1%	139	118	17.8%	35,714	30,322	17.8%
Total Equity Products[2]	1,742	1,923	-9.4%	1,851	-5.9%	111,480	126,943	-12.2%	122,159	-8.7%	2,138	2,397	-10.8%	549,513	618,226	-11.1%
Individual Equity Products	1,215	1,250	-2.8%	1,341	-9.4%	77,775	82,515	-5.7%	88,517	-12.1%	1,560	1,801	-13.4%	401,004	464,563	-13.7%
Futures	707	658	7.5%	702	0.8%	45,273	43,421	4.3%	46,353	-2.3%	974	1,121	-13.1%	250,442	289,334	-13.4%
Options	508	592	-14.3%	639	-20.5%	32,503	39,094	-16.9%	42,164	-22.9%	586	679	-13.7%	150,562	175,229	-14.1%
Equity Index Products	527	673	-21.8%	510	3.3%	33,705	44,428	-24.1%	33,642	0.2%	578	596	-3.0%	148,509	153,663	-3.4%
of which Bclear	868	826	5.0%	861	0.8%	55,525	54,508	1.9%	56,831	-2.3%	1,141	1,321	-13.6%	293,243	340,840	-14.0%
Individual Equity Products	789	733	7.6%	780	1.2%	50,508	48,400	4.4%	51,473	-1.9%	1,060	1,227	-13.6%	272,384	316,542	-14.0%
Futures	698	635	9.9%	699	-0.2%	44,658	41,901	6.6%	46,108	-3.1%	959	1,117	-14.2%	246,425	288,207	-14.5%
Options	91	98	-7.2%	81	12.4%	5,850	6,499	-10.0%	5,365	9.0%	101	110	-8.0%	25,959	28,335	-8.4%
Equity Index Products	78	93	-15.3%	81	-3.4%	5,017	6,108	-17.9%	5,358	-6.4%	81	94	-13.8%	20,858	24,298	-14.2%
Commodity Products	72	79	-8.5%	69	4.4%	4,598	5,193	-11.5%	4,551	1.0%	81	65	24.8%	20,730	16,679	24.3%
U.S. Derivatives Products (contracts in thousands)
Avg. Net Rate Per Contract (ex. Liffe U.S. volumes)	$0.148	$0.154	-3.9%	$0.168	-11.9%	$0.148	$0.154	-3.9%	$0.168	-11.9%	$0.158	$0.171	-7.6%	$0.158	$0.171	-7.6%
Equity Options Contracts[3]	4,286	4,866	-11.9%	3,715	15.4%	270,024	311,430	-13.3%	237,774	13.6%	4,406	3,671	20.0%	1,110,193	925,162	20.0%
Total Consolidated Options Contracts	15,497	18,477	-16.1%	15,132	2.4%	976,280	1,182,554	-17.4%	968,433	0.8%	16,764	14,327	17.0%	4,224,605	3,610,436	17.0%
Share of Total Consolidated Options Contracts	27.7%	26.3%		24.6%		27.7%	26.3%		24.6%		26.3%	25.6%		26.3%	25.6%
NYSE Liffe U.S.
Futures and Futures Options Volume	91.2	117.8	-22.6%	14.9	510.2%	5,837.8	7,774.6	-24.9%	956.7	510.2%	81.2	16.2	401.3%	20,937.6	4,079.3	413.3%
European Cash Products (trades in thousands)	1,585	1,907	-16.9%	1,400	13.2%	101,450	125,891	-19.4%	92,390	9.8%	1,711	1,463	16.9%	439,717	377,122	16.6%
Avg. Net Revenue Per Transaction	$0.582	$0.635	-8.3%	$0.714	-18.5%	$0.582	$0.635	-8.3%	$0.714	-18.5%	$0.655	$0.703	-6.8%	$0.655	$0.703	-6.8%
Avg. Net Revenue Per Transaction - Currency Neutral	$0.582	$0.635	-8.3%	$0.708	-17.8%	$0.582	$0.635	-8.3%	$0.708	-17.8%
Equities	1,522	1,832	-16.9%	1,341	13.5%	97,434	120,893	-19.4%	88,522	10.1%	1,644	1,403	17.2%	422,517	361,870	16.8%
Exchange-Traded Funds	20	25	-19.5%	17	17.8%	1,281	1,641	-21.9%	1,108	15.6%	21	18	13.9%	5,270	4,540	16.1%
Structured Products	38	46	-18.0%	36	5.3%	2,426	3,052	-20.5%	2,387	1.6%	41	36	15.1%	10,649	9,231	15.4%
Bonds	5	5	4.6%	6	-19.4%	309	305	1.4%	373	-17.0%	5	6	-16.9%	1,281	1,481	-13.5%
U.S. Cash Products (shares in millions)	2,133	2,608	-18.2%	2,233	-4.5%	134,373	166,914	-19.5%	142,924	-6.0%	2,283	2,596	-12.1%	575,223	654,149	-12.1%
Avg. Net Fee Per 100 Shares Handled	$0.0394	$0.0383	2.9%	$0.0326	20.9%	$0.0394	$0.0383	2.9%	$0.0326	20.9%	$0.0384	$0.0314	22.3%	$0.0384	$0.0314	22.3%
NYSE Listed (Tape A) Issues [4]
Handled Volume [5]	1,490	1,806	-17.5%	1,621	-8.1%	93,849	115,591	-18.8%	103,764	-9.6%	1,607	1,883	-14.7%	404,910	474,539	-14.7%
Matched Volume [6]	1,412	1,717	-17.8%	1,536	-8.1%	88,942	109,900	-19.1%	98,325	-9.5%	1,523	1,769	-13.9%	383,863	445,700	-13.9%
Total NYSE Listed Consolidated Volume	4,172	4,801	-13.1%	4,335	-3.7%	262,852	307,295	-14.5%	277,427	-5.3%	4,370	4,871	-10.3%	1,101,268	1,227,390	-10.3%
Share of Total Consolidated Volume
Handled Volume [5]	35.7%	37.6%		37.4%		35.7%	37.6%		37.4%		36.8%	38.7%		36.8%	38.7%
Matched Volume [6]	33.8%	35.8%		35.4%		33.8%	35.8%		35.4%		34.9%	36.3%		34.9%	36.3%
NYSE Arca & Amex (Tape B) Listed Issues
Handled Volume [5]	372	469	-20.6%	325	14.4%	23,458	30,007	-21.8%	20,825	12.6%	381	385	-1.1%	96,040	97,069	-1.1%
Matched Volume [6]	335	423	-20.8%	294	13.8%	21,120	27,094	-22.0%	18,847	12.1%	343	346	-0.9%	86,460	87,252	-0.9%
Total NYSE Arca & Amex Listed Consolidated Volume	1,452	1,798	-19.3%	1,221	18.9%	91,461	115,086	-20.5%	78,122	17.1%	1,474	1,454	1.3%	371,409	366,527	1.3%
Share of Total NYSE Arca & NYSE Amex Listed Consolidated Volume
Handled Volume [5]	25.6%	26.1%		26.7%		25.6%	26.1%		26.7%		25.9%	26.5%		25.9%	26.5%
Matched Volume [6]	23.1%	23.5%		24.1%		23.1%	23.5%		24.1%		23.3%	23.8%		23.3%	23.8%
Nasdaq Listed Issues (Tape C)
Handled Volume [5]	271	333	-18.7%	286	-5.4%	17,066	21,316	-19.9%	18,335	-6.9%	295	328	-10.0%	74,274	82,541	-10.0%
Matched Volume [6]	234	292	-20.1%	246	-4.9%	14,727	18,719	-21.3%	15,735	-6.4%	254	277	-8.3%	63,941	69,756	-8.3%
Total Nasdaq Listed Consolidated Volume	1,854	2,183	-15.0%	1,893	-2.0%	116,830	139,681	-16.4%	121,123	-3.5%	2,022	2,192	-7.8%	509,421	552,422	-7.8%
Share of Total Nasdaq Listed Consolidated Volume
Handled Volume [5]	14.6%	15.3%		15.1%		14.6%	15.3%		15.1%		14.6%	14.9%		14.6%	14.9%
Matched Volume [6]	12.6%	13.4%		13.0%		12.6%	13.4%		13.0%		12.6%	12.6%		12.6%	12.6%
Exchange-Traded Funds [5,7]
Handled Volume [5]	359	455	-21.1%	305	17.8%	22,619	29,119	-22.3%	19,502	16.0%	360	369	-2.5%	90,741	93,109	-2.5%
Matched Volume [6]	323	410	-21.3%	276	16.9%	20,350	26,271	-22.5%	17,681	15.1%	324	333	-2.6%	81,632	83,854	-2.6%
Total ETF Consolidated Volume	1,433	1,783	-19.6%	1,157	23.8%	90,268	114,109	-20.9%	74,056	21.9%	1,420	1,426	-0.4%	357,841	359,458	-0.4%
Share of Total ETF Consolidated Volume
Handled Volume [5]	25.1%	25.5%		26.3%		25.1%	25.5%		26.3%		25.4%	25.9%		25.4%	25.9%
Matched Volume [6]	22.5%	23.0%		23.9%		22.5%	23.0%		23.9%		22.8%	23.3%		22.8%	23.3%

1	Data includes currency products.
2	Includes trading activities for Bclear, NYSE Liffe’s service for equity OTC derivatives.
3	Includes trading in U.S. equity options contracts, not equity-index options.
4	Includes all volume executed in NYSE Euronext’s U.S. crossing sessions.
5	Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Euronext’s U.S. exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.
6	Represents the total number of shares of equity securities and ETFs executed on the NYSE Euronext’s U.S. exchanges.
7	Data included in previously identified categories.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended			Full Year
(Unaudited)	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010	2011	2010
NYSE Euronext Listed Issuers
NYSE Listed Issuers
Issuers listed on U.S. Markets[1]	2,947	2,948	2,940	2,947	2,940
Number of new issuer listings[1]	43	78	62	426	361
Capital raised in connection with new listings ($millions)[2]	$4,079	$2,199	$21,303	$27,388	$31,447
Euronext Listed Issuers
Issuers listed on Euronext[1]	932	947	980	932	980
Number of new issuer listings[3]	12	17	18	59	78
Capital raised in connection with new listings ($millions)[2]	$7	$107	$31	$213	$812
NYSE Euronext Market Data
NYSE Market Data[4]
Share of Tape A revenues (%)	43.0%	44.5%	49.0%	45.2%	47.8%
Share of Tape B revenues (%)	29.3%	30.0%	32.1%	30.2%	33.2%
Share of Tape C revenues (%)	17.5%	18.7%	21.0%	18.6%	20.0%
Professional subscribers (Tape A)	371,878	374,784	377,481	371,878	377,481
Euronext Market Data
Number of terminals	226,282	231,474	238,539	226,282	238,539
NYSE Euronext Operating Expenses
NYSE Euronext employee headcount
NYSE Euronext headcount[5]	3,077	3,074	2,968	3,077	2,968
NYSE Euronext Financial Statistics
NYSE Euronext foreign exchange rate
Average €/US$ exchange rate	$1.348	$1.414	$1.359	$1.392	$1.327
Average £/US$ exchange rate	$1.573	$1.611	$1.581	$1.604	$1.546

[1]

Figures for NYSE listed issuers include listed operating companies, special-purpose acquisition companies and closed-end funds listed on the NYSE and NYSE Amex and do not include NYSE Arca or structured products listed on the NYSE. There were 1,341 ETFs and 1 operating companies exclusively listed on NYSE Arca as of December 31, 2011. There were 447 corporate structured products listed on the NYSE as of December 31, 2011. Figures for new issuer listings include NYSE new listings (including new operating companies, special-purpose acquisition companies and closed-end funds listing on NYSE) and new ETP listings on NYSE Arca (NYSE Amex is excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed-end funds, ETFs and structured product (warrants and certificates). As of December 31, 2011, 180 companies were listed on NYSE Alternext, 268 on Free Market and 690 ETFs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on number of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

[5]	Headcount for December 31, 2011 included 75 employees and 36 employees in connection with the recent acquisitions of APX and Metabit, respectively.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.